UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2024

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E
Austin, TX
(address of principal executive offices)
78759
(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO-WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

E2open Parent Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders on June 28, 2024 (“Annual Meeting”). As of April 29, 2024, the record date of the Annual Meeting, 337,473,665 shares of the Company’s Class A and Class V common stock were outstanding and entitled to vote. A total of 293,807,437 shares, or approximately 87.06% of the Company’s voting stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The Company’s stockholders voted on three proposals at the Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal One – Election of Class III Directors. The following nominees were elected as directors to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders based on the following votes:

Nominees	Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
Chinh Chu	172,057,629	—	58,077,912	63,671,896
Andrew Appel	230,501,652	—	1,009,649	62,296,136

Proposal Two – To hold an advisory vote to approve the compensation of our named executive officers. The proposal was approved, and the results of the voting were as follows:

Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
163,226,328	66,470,432	1,814,541	62,296,136

Proposal Three – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025. The proposal was approved, and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
292,436,051	1,082,042	289,344	—

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: July 1, 2024	By:	/s/ Susan E. Bennett
Susan E. Bennett
Interim Executive Vice President and General Counsel